UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

March 1, 2007 (February 28, 2007)
Date of Report (Date of earliest event reported)

Arch Capital Group Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	0-26456	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Wessex House, 45 Reid Street, Hamilton HM 12, Bermuda
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(441) 278-9250

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01   Regulation FD Disclosure.

On March 1, 2007, Arch Capital Group Ltd. (“ACGL”) issued a press release announcing a common share repurchase program approved by its Board of Directors (the “Board”) on February 28, 2007 (the “Repurchase Program”).  A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information in this Current Report on Form 8-K, including the information set forth in Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 8.01   Other Events.

Waiver Under Shareholders Agreement.  As previously disclosed, ACGL has agreed (until 2011) not to declare any dividend or make any other distribution on its common shares, and not to repurchase any common shares, until ACGL has repurchased from the Warburg Pincus funds and the Hellman & Friedman funds, pro rata, on the basis of the amount of these shareholders’ investments in us at the time of such repurchase, common shares having an aggregate value of $250 million, at a per share price acceptable to these shareholders.  In connection with the Repurchase Program (defined above), such shareholders waived these rights under the shareholders agreement for all repurchases of common shares by ACGL under the Repurchase Program in open market transactions and certain privately negotiated transactions.  The shareholders agreement is included as Exhibit 4.3 to ACGL’s Form 10-K for the year ended December 31, 2005.

Preferred Share Dividends.  On February 28, 2007, the Board declared dividends with respect to the outstanding (1) 8,000,000 shares of its 8.00% Non-Cumulative Preferred Shares, Series A, $0.01 per share (the “Series A Shares”), with a liquidation preference of $25.00 per share, and (2) 5,000,000 shares of its 7.875% Non-Cumulative Preferred Shares, Series B, $0.01 per share (the “Series B Shares”), with a liquidation preference of $25.00 per share, as outlined below.  All such dividends will be payable out of lawfully available funds for the payment of dividends under Bermuda law on May 15, 2007 to holders of record of the Series A Shares and the Series B Shares, as applicable, as of May 1, 2007, unless determined otherwise by the Board or the Executive Committee of the Board on or prior to the applicable effective date.

Series	Effective Date for Declaration	Dividend Period	Dividend Amount	Rate Per Share
Series A	3/31/07	2/15/07-3/31/07	$ 2,044,444	$ 0.2556
	5/14/07	4/1/07-5/14/07	1,955,556	0.2444
			$ 4,000,000	$ 0.50
Series B	3/31/07	2/15/07-3/31/07	$ 1,257,813	$ 0.2516
	5/14/07	4/1/07-5/14/07	1,203,125	0.2406
			$ 2,460,938	$ 0.4922

ITEM 9.01   Financial Statements and Exhibits.

EXHIBIT NO.	DESCRIPTION
99.1	Press Release dated March 1, 2007 announcing Arch Capital Group Ltd.’s common share repurchase program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned.

ARCH CAPITAL GROUP LTD.

Date: March 1, 2007	By	/s/ W. Preston Hutchings
		Name:	W. Preston Hutchings
		Title:	Senior Vice President

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
99.1	Press Release dated March 1, 2007 announcing Arch Capital Group Ltd.’s common share repurchase program.